Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated March 26, 2020, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-254816) of Symetra Life Insurance Company and related Prospectus of the Symetra Trek annuity contract.

/s/ Ernst & Young LLP

Seattle, Washington
March 31, 2022